Exhibit 99.1

BioSpecifics Technologies Corp. Announces

Conditional Continued Listing of its Common Stock

On The Nasdaq SmallCap Market

Common Shares to Trade Under the Symbol BSTC as of August 4, 2003

FOR IMMEDIATE RELEASE

LYNBROOK, NY, August 1, 2003, BioSpecifics Technologies Corp. (Nasdaq: BSTCE) has been notified by The Nasdaq Stock Market that the Nasdaq Listing Qualifications Panel (the “Panel”) has determined to continue the listing of the Company's common stock on The Nasdaq SmallCap Market pursuant to the following exception:

On or before August 14, 2003 and November 14, 2003, BioSpecifics must file the Forms 10-QSB for the quarters ending June 30, 2003 and September 30, 2003, respectively with the Securities and Exchange Commission and Nasdaq, evidencing continued compliance with all requirements for continued listing on The Nasdaq SmallCap Market.

The Panel reserved the right to terminate or otherwise modify the terms of this exception subsequent to a review of BioSpecifics’ publicly filed financial statements.

Based upon BioSpecifics’ current compliance with Nasdaq’s filing requirement, the Panel determined to eliminate the fifth character “E” currently appended to BioSpecifics’ trading symbol. Effective with the open of business on Monday, August 4, 2003, BioSpecifics’ trading symbol will be changed from BSTCE to BSTC.

In order to fully comply with the terms of this exception, BioSpecifics must be able to demonstrate compliance with all requirements for continued listing on The Nasdaq SmallCap Market. In the event BioSpecifics fails to comply with any of the terms of this exception, its securities will be delisted from The Nasdaq SmallCap Market. There can be no assurances that BioSpecifics will be able to meet the requirements of the Nasdaq exception.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company with a focus on wound healing and tissue remodeling. It has pioneered the application of Collagenase for several disease conditions, notably dermal ulcers, pressure sores (bedsores), and second and third degree burns. BioSpecifics produces Collagenase ABC, the essential ingredient in the prescription drug Collagenase Santyl® Ointment sold in the United States, and under other trademarks abroad. BioSpecifics is also developing an injectable form of collagenase, which has been used in published clinical trials for treatment of Dupuytren’s disease, Peyronie’s disease, keloids, hypertrophic scars, and glaucoma. Phase 2 clinical trials are completed in the U.S. for the use of injectable collagenase in treating Dupuytren's disease, which restricts the extension of one or more fingers. In addition, clinical trials investigating the use of injectable collagenase in the treatment of lipoma reduction have been initiated. Clinical and laboratory investigations further profiling the potential role of collagenase and its pharmacological activity for wound healing are being pursued. Santyl® is a registered trademark of Abbott Laboratories (NYSE:ABT).

Visit BioSpecifics' website at

www.biospecifics.com

its Dupuytren's Disease patient discussion forum at

www.biospecifics.com/forum/

and its Peyronie’s Disease patient discussion forum at

www.biospecifics.com/forum/index2.html

Contact:

BioSpecifics Technologies Corp.

Albert Horcher

(516) 593-7000

Forward looking statements in this release involve a number of risks and uncertainties including, but not limited to, liquidity and adequate funding, government regulation, the ability of the Company to adequately address concerns of the FDA, product demand, pricing, market acceptance, changing economic conditions, risks in product and technology development, the effect of the Company's accounting policies, and other risk factors detailed in the Company's filings with the Securities and Exchange Commission. Further, any forward looking statement or statements speak only as of the date on which such statements were made, and we undertake no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement or statements were made.

The Company incorporates by reference the Management's Discussion and Analysis or Plan of Operations set forth in its Form 10-KSB for the fiscal year ended January 31, 2003, Form 10-QSB for the three months ended March 31, 2003, and Form 8-K dated June 19, 2003.